Exhibit 4(e)

             (See legend at the end of this bond for
       restrictions on transferability and change of form)

                   (TEMPORARY REGISTERED BOND)

                     ENTERGY LOUISIANA, INC.

       First Mortgage Bond, 7.60% Series due April 1, 2032

                                                  CUSIP 29364M811

TR-1                                                 $150,000,000

          ENTERGY LOUISIANA, INC., a corporation of the State of Louisiana (hereinafter called the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, on April 1, 2032, at the office or agency of the Company in the Borough of Manhattan, The City of New York,

                ONE HUNDRED FIFTY MILLION DOLLARS

in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the registered owner hereof interest thereon from March 27, 2002, if the date of this bond is on or prior to July 1, 2002, or if the date of this bond is after July 1, 2002, from the January 1, April 1, July 1 or October 1 next preceding the date of this bond, at the rate of 7.60% per annum in like coin or currency at said office or agency on July 1, 2002 for the period from March 27, 2002 to July 1, 2002, and thereafter on January 1, April 1, July 1 and October 1 in each year, until the principal of this bond shall have become due and payable, and to pay interest on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of 6% per annum. So long as this bond is held by The Depository Trust Company or its nominee, or a successor thereof, the record date for the payment of interest hereon shall be the Business Day (as defined in the Fifty-sixth Supplemental Indenture referred to below) immediately preceding the date on which interest is due; provided, however, that the record date for the payment of interest which is paid after the date on which such interest is due, shall be the Business Day immediately preceding the date on which such interest is paid. Interest hereon shall be paid to the Person in whose name this bond is registered at the close of business on the record date for the payment of such interest.

          This bond is a temporary bond and is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 7.60% Series due April 1, 2032, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by the Company's Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the Fifty-sixth Supplemental Indenture dated as of March 1, 2002, called the "Mortgage"), dated as of April 1, 1944, executed by the Company to The Bank of New York (successor to Harris Trust Company of New York) and Stephen J. Giurlando
(successor to Mark F. McLaughlin), as Trustees. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then outstanding as are specified in the Mortgage.

          The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a default as in the Mortgage provided.

          In the manner prescribed in the Mortgage, this bond is transferable by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer whenever required by the Company duly executed by the registered owner or by his duly authorized attorney, and thereupon a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.

          In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

          In the manner prescribed in the Mortgage, this temporary bond is exchangeable at the office or agency of the Company in the Borough of Manhattan, The City of New York, without charge, for a definitive bond or bonds of the same series of a like aggregate principal amount when such definitive bonds are prepared and ready for delivery.

          As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of ten days next preceding any interest payment date for bonds of said series, or next preceding any designation of bonds of said series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.

          The bonds of this series are subject to redemption as provided in the Fifty-sixth Supplemental Indenture referred to above.

          No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

          This bond shall not become obligatory until The Bank of
New  York,  the  Corporate Trustee under  the  Mortgage,  or  its
successor   thereunder,   shall   have   signed   the   form   of
authentication certificate endorsed hereon.

          IN WITNESS WHEREOF, ENTERGY LOUISIANA, INC. has caused this bond to be signed in its corporate name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.


DATED:     March 27, 2002

                              ENTERGY LOUISIANA, INC.


                              By   /s/ Steven C. McNeal
                                   Steven C. McNeal
                                   Vice President and Treasurer
Attest:

 John M. Adams, Jr.
John M. Adams, Jr.
Assistant Secretary


         CORPORATE TRUSTEE'S AUTHENTICATION CERTIFICATE

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

                              THE BANK OF NEW YORK

                              as Corporate Trustee


                              By   Robert A. Massimillo
                                  Authorized Signatory

                             LEGEND

          Unless and until this bond is exchanged in whole or in part for certificated bonds registered in the names of the various  beneficial  holders hereof  as  then  certified  to  the
Corporate Trustee by The Depository Trust Company or its successor (the "Depositary"), this bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

          This bond may be exchanged for certificated bonds registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company in its sole discretion elects to issue certificated bonds to beneficial owners (as certified to the Company by the Depositary).